EXHIBIT 99.1

News Release
Contacts: Media: Greg Gable Charles Schwab Phone: 415-667-0473	Investors/Analysts: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS THIRD QUARTER NET INCOME UP 11% YEAR-OVER-YEAR

Year-to-Date Earnings of $971 Million Highest in Company History

Net New Assets Total $34.7 Billion

SAN FRANCISCO, October 15, 2014 – The Charles Schwab Corporation announced today that its net income for the third quarter of 2014 was $321 million, comparable to $324 million in the second quarter of 2014, and up 11% from $290 million for the third quarter of 2013.  Net income for the nine months ended September 30, 2014 was $971 million, up 29% from the year-earlier period.  The company’s financial results for the third quarter and first nine months of 2014 include two nonrecurring items: a net insurance recovery of approximately $45 million (included in Other revenue); and a charge relating to future changes in the company’s geographic footprint totaling $68 million (included in Compensation and benefits expense).  Taken together, these two items reduced pre-tax income by approximately $23 million, or $0.01 per share.

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
Financial Highlights	2014	2013	Change	2014	2013	Change

Net revenues (in millions)	$1,551	$1,373	13%	$4,507	$4,000	13%
Net income (in millions)	$321	$290	11%	$971	$752	29%
Diluted earnings per common share	$.24	$.22	9%	$.70	$.55	27%
Pre-tax profit margin	33.4%	33.8%		34.6%	30.2%
Return on average common
stockholders’ equity (annualized)	12%	13%		12%	11%

CEO Walt Bettinger commented, “Our full-service investing model continues to resonate with clients and drive business growth.  During the third quarter of 2014, we gathered $34.7 billion in net new assets – a 6% annualized growth rate – and we ended the quarter with $2.40 trillion in total client assets, up 12% from last September.  While there were signs of a summer effect in client interactions during the quarter, we still attracted 229,000 new brokerage accounts, and we finished the period serving 9.3 million brokerage accounts, 970,000 banking accounts, and 1.4 million retirement plan participants, up 3, 4 and 8%, respectively, from month-end September 2013.”

“Against a backdrop of heightened market volatility during the quarter, we saw increased utilization of the help and advice available through Schwab, reflecting investors’ trust in our ability to help them navigate towards a better financial future,” Mr. Bettinger continued.  “We held another 27,000 planning conversations during the quarter, and assets enrolled in one of our retail or other advisory solutions reached $177 billion at quarter end.  Including relationships under the guidance of independent advisors, $1.19 trillion in client assets at Schwab are currently receiving some form of ongoing advisory service, an increase of 15% versus year-ago levels.”

Mr. Bettinger added, “We continue to focus on creating an unparalleled investing experience via our ‘through clients’ eyes’ strategy.  During the third quarter we expanded our commission-free Schwab ETF OneSource™ platform to include 65 additional funds.  Clients can now choose from a total offering of 182 ETFs, from Schwab and 12 other

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providers, covering 65 Morningstar categories, without incurring transaction costs.  Schwab ETF OneSource™ balances have grown by $19.4 billion following the launch of the program in February 2013.  We also converted the first 401(k) plan to the recently launched ETF version of our Schwab Index Advantage® offering.  SIA provides access to low cost, index-focused mutual funds or ETFs, in combination with personalized advice, to help retirement plan participants achieve better outcomes.  More than 100 plans and over 50,000 participants have enrolled in SIA to date.”

CFO Joe Martinetto said, “Continued success with clients, diversified revenue sources, and sustained expense discipline kept Schwab’s financial performance in line with our expectations for the third quarter given the environment. Asset management and administration fees and net interest revenue both showed double-digit percentage increases over the year-ago quarter and set new quarterly records, more than offsetting the effect of lower client revenue trades.  With or without the $45 million recovery, our third quarter revenues are the second highest quarter in our history – surpassed only by an extraordinary spike during the internet bubble – and they mark the 8th consecutive quarter of sequential growth for the firm.”

“The charge described above is consistent with expectations we’ve shared for shrinking our footprint in San Francisco and setting the stage for future growth in other more cost-effective locations,” Mr. Martinetto noted.  “Recognizing the charge in the third quarter reflects our progress to the point where we can estimate severance relating to this effort, which is expected to extend over the next three years.  By carefully managing our reinvestment for growth and other operating costs to ensure they continued to track closely to plan, we were able to achieve a pre-tax profit margin of 33.4% for the quarter including both non-recurring items.  This is a particularly strong result given that the one-timers represent a 250 basis point net reduction in the ratio.  Even with that drag, our year-to-date earnings of $971 million keep us on the strongest pace of any year in our history.  Given our strong business momentum, operating and expense discipline, a healthy balance sheet and growing capital flexibility, we are well positioned to continue driving profitable growth in the months ahead.”

Business highlights for the third quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	New retail brokerage accounts for the quarter totaled approximately 141,000, comparable to the year-earlier period; total accounts reached 6.7 million as of September 30, 2014, up 2% year-over-year.
•	Held planning conversations with approximately 27,000 clients. Approximately 86,000 planning conversations have been held year-to-date, up 16% year-over-year.
•

Schwab transitioned the first 401(k) plan to the exchange-traded funds (ETFs) version of Schwab Index Advantage® (SIA).  Since its launch in March 2012, over 100 companies have adopted SIA with low-cost options of either index mutual funds or ETFs.

•

Launched 3- and 4-leg online options trading capabilities on StreetSmart Edge®, enabling Schwab clients to trade sophisticated strategies in a workflow inspired by optionsXpress’s All-in-One Trade Ticket® tool.

•

28 Schwab Private Client™ Portfolio Consultants graduated from the company’s inaugural Wealth Management Academy, each holding Certified Financial Planner® and Certified Wealth Strategist® designations.  Top program graduates provide financial planning and ongoing portfolio management to high net worth clients across the nation.

Advisor Services

•

Schwab Intelligent Technologies® announced that Morningstar Inc. will participate in Schwab OpenView Gateway™, the open-architecture platform enabling data integration between Schwab systems and those of technology providers used by advisors.

Products and Infrastructure

•	For Charles Schwab Bank:
o	Balance sheet assets = $105.6 billion, up 8% year-over-year.
o	Outstanding mortgage and home equity loans = $11.1 billion.
o	First mortgage originations through its loan program during the quarter = $722 million.
o	Pledged Asset Line® (PAL) balances = $2.0 billion. Year-to-date, average PAL cycle time from application receipt to document generation is less than five days.

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o	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.31%, 0.30% and 0.30%, respectively, at month-end September.
o	Schwab Bank High Yield Investor Checking® accounts = 777,000, with $11.8 billion in balances.
o

Launched the Schwab Bank® Visa® Platinum chip debit card, enhancing security and reducing the chance of failed transactions for clients traveling in more than 130 countries, where chip readers are now standard.

•	Client assets managed by Windhaven® totaled $17.7 billion, down 3% from the third quarter of 2013.
•	Client assets managed by ThomasPartners® totaled $6.1 billion, up 85% from the third quarter of 2013.
•	Schwab added 65 ETFs to Schwab ETF OneSource™, the largest commission-free ETF platform; investors can now trade 182 ETFs covering 65 Morningstar Categories for $0 online trade commissions.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/investor-relations/financial-reports.

Commentary from the CFO

Effective today, Schwab is adopting a new approach to reporting client trading activity.  Updated client trading activity will be posted after 1:00 pm Pacific time on the second business day of each week, on our Investor Relations page at: http://aboutschwab.com/investor-relations.

Schwab is also making changes to its monthly client activity report, as reflected on page 9 of this release.  Joe Martinetto, Executive Vice President and Chief Financial Officer, provides commentary regarding these changes at: http://aboutschwab.com/investor-relations/cfo-commentary.

Forward Looking Statements

This press release contains forward-looking statements relating to shrinking the company’s footprint in San Francisco and related severance cost and timing; future growth in other more cost-effective locations; business growth; earnings; operating and expense discipline; balance sheet strength; capital flexibility; and profitable growth.  Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the actual timing and severance and other costs for reducing the San Francisco footprint; the company’s ability to grow in other more cost-effective locations; use of the company’s wealth management and other products, solutions and services; general market conditions, including the level of interest rates, equity valuations and trading activity; the company’s ability to attract and retain clients and grow client assets/relationships; competitive pressures on rates and fees; the level of client assets, including cash balances; the company’s ability to monetize client assets; capital needs and management; client enrollments in advisory services; the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner; the company’s ability to manage expenses; the impact of changes in market conditions on money market fund fee waivers, revenues, expenses and pre-tax margins; regulatory guidance; acquisition integration costs; trading activity; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 325 offices and 9.3 million active brokerage accounts, 1.4 million corporate retirement plan participants, 970,000 banking accounts, and $2.40 trillion in client assets as of September 30, 2014. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products.  More information is available at www.schwab.com and www.aboutschwab.com.

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THE  CHARLES  SCHWAB  CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net Revenues
Asset management and administration fees	$649	$583	$1,892	$1,707
Interest revenue	600	531	1,767	1,527
Interest expense	(27)	(25)	(79)	(79)
Net interest revenue	573	506	1,688	1,448
Trading revenue	209	224	668	682
Other	120	57	253	172
Provision for loan losses	1	4	7	(1)
Net impairment losses on securities (1)	(1)	(1)	(1)	(8)
Total net revenues	1,551	1,373	4,507	4,000
Expenses Excluding Interest
Compensation and benefits	593	482	1,641	1,512
Professional services	117	103	335	308
Occupancy and equipment	82	77	242	231
Advertising and market development	59	57	187	198
Communications	55	55	168	165
Depreciation and amortization	49	51	145	153
Other	78	84	228	226
Total expenses excluding interest	1,033	909	2,946	2,793
Income before taxes on income	518	464	1,561	1,207
Taxes on income	197	174	590	455
Net Income	321	290	971	752
Preferred stock dividends	9	8	39	39
Net Income Available to Common Stockholders	$312	$282	$932	$713
Weighted-Average Common Shares Outstanding — Diluted	1,316	1,296	1,313	1,288
Earnings Per Common Share — Basic	$.24	$.22	$.71	$.55
Earnings Per Common Share — Diluted	$.24	$.22	$.70	$.55

(1)

Net impairment losses on securities include total other-than-temporary impairment losses of $1 million and $0 million recognized in other comprehensive income, net of $0 million and $(1) million reclassified from other comprehensive income, for the three months ended September 30, 2014 and 2013, respectively. Net impairment losses on securities include total other-than-temporary impairment losses of $1 million and $2 million recognized in other comprehensive income, net of $0 million and $(6) million reclassified from other comprehensive income, for the nine months ended September 30, 2014 and 2013, respectively.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Revenue Information.

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THE  CHARLES  SCHWAB  CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q3-14 % change		2014			2013
	vs.	vs.	Third	Second	First	Fourth	Third
(In millions, except per share amounts and as noted)	Q3-13	Q2-14	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Asset management and administration fees	11%	3%	$649	$632	$611	$608	$583
Net interest revenue	13%	2%	573	562	553	532	506
Trading revenue	(7%)	(1%)	209	212	247	231	224
Other	111%	85%	120	65	68	64	57
Provision for loan losses	(75%)	(86%)	1	7	(1)	2	4
Net impairment losses on securities	-	N/M	(1)	-	-	(2)	(1)
Total net revenues	13%	5%	1,551	1,478	1,478	1,435	1,373
Expenses Excluding Interest
Compensation and benefits	23%	14%	593	520	528	515	482
Professional services	14%	4%	117	112	106	107	103
Occupancy and equipment	6%	3%	82	80	80	78	77
Advertising and market development	4%	(9%)	59	65	63	59	57
Communications	-	(4%)	55	57	56	55	55
Depreciation and amortization	(4%)	2%	49	48	48	49	51
Other	(7%)	4%	78	75	75	74	84
Total expenses excluding interest	14%	8%	1,033	957	956	937	909
Income before taxes on income	12%	(1%)	518	521	522	498	464
Taxes on income	13%	-	197	197	196	179	174
Net Income	11%	(1%)	$321	$324	$326	$319	$290
Preferred stock dividends	13%	(59%)	9	22	8	22	8
Net Income Available to Common Stockholders	11%	3%	$312	$302	$318	$297	$282
Basic earnings per common share	9%	4%	$.24	$.23	$.24	$.23	$.22
Diluted earnings per common share	9%	4%	$.24	$.23	$.24	$.23	$.22
Dividends declared per common share	-	-	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding - diluted	2%	-	1,316	1,313	1,311	1,304	1,296
Performance Measures
Pre-tax profit margin			33.4%	35.3%	35.3%	34.7%	33.8%
Return on average common stockholders’ equity (annualized) (1)			12%	12%	13%	13%	13%
Financial Condition (at quarter end, in billions)
Cash and investments segregated	(15%)	4%	$19.9	$19.1	$20.5	$23.6	$23.5
Receivables from brokerage clients	18%	5%	$15.4	$14.7	$14.6	$14.0	$13.1
Loans to banking clients	8%	2%	$13.1	$12.9	$12.6	$12.4	$12.1
Total assets	5%	3%	$147.4	$143.4	$144.1	$143.6	$140.2
Deposits from banking clients	7%	2%	$97.3	$95.7	$95.6	$93.0	$91.2
Payables to brokerage clients	(4%)	5%	$33.1	$31.5	$32.3	$35.3	$34.5
Long-term debt	-	-	$1.9	$1.9	$1.9	$1.9	$1.9
Stockholders’ equity	14%	3%	$11.5	$11.2	$10.8	$10.4	$10.1
Other
Full-time equivalent employees (at quarter end, in thousands)	4%	1%	14.3	14.1	14.0	13.8	13.8
Annualized net revenues per average full-time equivalent
employee (in thousands)	10%	4%	$437	$422	$422	$416	$398
Capital expenditures - cash purchases of equipment, office
facilities, and property, net (in millions)	125%	45%	$146	$101	$67	$90	$65
Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	(5%)	(2%)	269	274	337	297	283
Asset-based trades (3)	10%	(15%)	64	75	72	63	58
Other trades (4)	(1%)	1%	136	134	145	128	138
Total	(2%)	(3%)	469	483	554	488	479
Average Revenue Per Revenue Trade (2)	(1%)	-	$12.24	$12.26	$12.03	$12.33	$12.39

(1)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(3)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(4)	Includes all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

N/M Not meaningful.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

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THE  CHARLES  SCHWAB  CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30,						September 30,
	2014			2013			2014			2013
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$7,961	$4	0.20%	$8,034	$4	0.20%	$6,892	$11	0.21%	$7,094	$12	0.23%
Cash and investments segregated	19,542	6	0.12%	24,425	8	0.13%	20,251	18	0.12%	26,148	29	0.15%
Broker-related receivables (1)	363	-	0.01%	351	-	0.01%	323	-	0.10%	370	-	0.09%
Receivables from brokerage clients	13,965	122	3.47%	11,846	109	3.65%	13,589	358	3.52%	11,588	321	3.70%
Securities available for sale (2)	51,425	135	1.04%	49,205	138	1.11%	51,984	413	1.06%	48,250	413	1.14%
Securities held to maturity	32,609	208	2.53%	26,819	166	2.46%	31,839	613	2.57%	23,601	430	2.44%
Loans to banking clients	13,001	89	2.72%	12,004	84	2.78%	12,776	264	2.76%	11,569	243	2.81%
Total interest-earning assets	138,866	564	1.61%	132,684	509	1.52%	137,654	1,677	1.63%	128,620	1,448	1.51%
Other interest revenue		36			22			90			79
Total interest-earning assets	$138,866	$600	1.72%	$132,684	$531	1.59%	$137,654	$1,767	1.72%	$128,620	$1,527	1.59%
Funding sources:
Deposits from banking clients	$96,114	$7	0.03%	$87,793	$7	0.03%	$94,951	$22	0.03%	$83,492	$24	0.04%
Payables to brokerage clients	26,403	1	0.01%	29,312	1	0.01%	26,652	2	0.01%	30,847	2	0.01%
Long-term debt	1,900	19	3.97%	1,833	17	3.68%	1,901	55	3.87%	1,699	51	4.01%
Total interest-bearing liabilities	124,417	27	0.09%	118,938	25	0.08%	123,504	79	0.09%	116,038	77	0.09%
Non-interest-bearing funding sources	14,449			13,746			14,150			12,582
Other interest expense (1)		-			-			-			2
Total funding sources	$138,866	$27	0.08%	$132,684	$25	0.08%	$137,654	$79	0.08%	$128,620	$79	0.08%
Net interest revenue		$573	1.64%		$506	1.51%		$1,688	1.64%		$1,448	1.51%

(1)	Interest revenue or expense was less than $500,000 in the period or periods presented.
(2)	Amounts have been calculated based on amortized cost.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Revenue Information.

Note to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

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THE  CHARLES  SCHWAB  CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30,						September 30,
	2014			2013			2014			2013
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds
before fee waivers	$162,805	$240	0.58%	$163,936	$239	0.58%	$164,208	$714	0.58%	$161,589	$695	0.58%
Fee waivers		(190)			(180)			(558)			(492)
Schwab money market funds	162,805	50	0.12%	163,936	59	0.14%	164,208	156	0.13%	161,589	203	0.17%
Equity and bond funds (1)	86,416	50	0.23%	64,956	41	0.25%	81,770	142	0.23%	60,591	114	0.25%
Mutual Fund OneSource ®	268,360	216	0.32%	241,653	195	0.32%	264,822	631	0.32%	238,792	570	0.32%
Total mutual funds (2)	$517,581	316	0.24%	$470,545	295	0.25%	$510,800	929	0.24%	$460,972	887	0.26%
Advice solutions (2)	$170,630	215	0.50%	$145,468	183	0.50%	$164,742	623	0.51%	$141,040	523	0.50%
Other (3)		118			105			340			297
Total asset management
and administration fees		$649			$583			$1,892			$1,707

(1)	Includes Schwab Exchange-traded Funds.
(2)

Advice solutions include separately managed accounts, customized personal advice for tailored portfolios, and specialized planning and full-time portfolio management offered through the Company’s Schwab Private Client, Schwab Managed Portfolio and Managed Account Select programs. Advice solutions also include Schwab Advisor Network, Schwab Advisor Source, Windhaven, and ThomasPartners. Average client assets for advice solutions may also include the asset balances contained in the three categories of mutual funds listed above.

(3)	Includes various asset based fees, such as trust fees, 401(k) record keeping fees, and mutual fund clearing and other service fees.

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THE  CHARLES  SCHWAB  CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q3-14 % Change		2014			2013
	vs.	vs.	Third	Second	First	Fourth	Third
(In billions, at quarter end, except as noted)	Q3-13	Q2-14	Quarter	Quarter	Quarter	Quarter	Quarter

Assets in client accounts
Schwab One®, other cash equivalents and deposits
from banking clients	4%	3%	$129.7	$126.5	$126.8	$127.3	$125.0
Proprietary mutual funds (Schwab Funds® and Laudus Funds®):
Money market funds	-	3%	164.7	160.0	166.3	167.7	165.1
Equity and bond funds (1)	18%	-	59.1	59.1	56.7	54.4	50.0
Total proprietary funds	4%	2%	223.8	219.1	223.0	222.1	215.1
Mutual Fund Marketplace® (2)
Mutual Fund OneSource®	6%	(3%)	262.1	271.6	264.5	260.5	246.5
Mutual fund clearing services	1%	3%	166.3	161.1	151.5	147.4	164.5
Other third-party mutual funds	15%	(2%)	456.1	463.5	439.4	420.9	398.3
Total Mutual Fund Marketplace	9%	(1%)	884.5	896.2	855.4	828.8	809.3
Total mutual fund assets	8%	(1%)	1,108.3	1,115.3	1,078.4	1,050.9	1,024.4
Exchange-traded funds (ETFs) (1)
Proprietary ETFs	61%	7%	22.9	21.5	19.0	16.8	14.2
ETF OneSource® (2)	83%	33%	14.1	10.6	9.5	8.5	7.7
Other third-party ETFs	12%	(3%)	184.2	190.1	184.3	179.0	165.2
Total ETF assets	18%	-	221.2	222.2	212.8	204.3	187.1
Equity and other securities (1)	20%	1%	771.6	766.5	722.0	702.0	643.6
Fixed income securities	6%	1%	187.3	185.2	181.2	177.5	176.9
Margin loans outstanding	20%	4%	(14.4)	(13.8)	(13.2)	(12.6)	(12.0)
Total client assets	12%	-	$2,403.7	$2,401.9	$2,308.0	$2,249.4	$2,145.0

Client assets by business
Investor Services	11%	-	$1,323.3	$1,321.0	$1,270.9	$1,241.5	$1,196.0
Advisor Services	14%	-	1,080.4	1,080.9	1,037.1	1,007.9	949.0
Total client assets	12%	-	$2,403.7	$2,401.9	$2,308.0	$2,249.4	$2,145.0

Net growth (decline) in assets in client accounts (for the quarter ended)
Net new assets
Investor Services (3, 4)	N/M	93%	$18.7	$9.7	$16.9	$(12.8)	$2.4
Advisor Services	2%	23%	16.0	13.0	17.3	14.6	15.7
Total net new assets	92%	53%	34.7	22.7	34.2	1.8	18.1
Net market (losses) gains	(143%)	(146%)	(32.9)	71.2	24.4	102.6	76.0
Net growth	(98%)	(98%)	$1.8	$93.9	$58.6	$104.4	$94.1

New brokerage accounts (in thousands, for the quarter ended)	3%	(5%)	229	242	258	250	223
Clients (in thousands)
Active Brokerage Accounts	3%	1%	9,309	9,252	9,178	9,093	9,013
Banking Accounts	4%	2%	970	950	933	916	930
Corporate Retirement Plan Participants (3)	8%	5%	1,405	1,344	1,338	1,305	1,297

(1)

Beginning in the first quarter of 2014, exchange-traded funds (ETFs) are presented separately; they were previously included in Equity and bond funds and Equity and other securities. Prior period information has been recast to reflect this change.

(2)	Excludes all proprietary mutual funds and ETFs.
(3)

In the third quarter of 2013, the Company reduced its reported totals for overall client assets and retirement plan participants by $24.7 billion and 317,000, respectively, to reflect the estimated impact of the consolidation of its retirement plan recordkeeping platforms and subsequent resignation from certain retirement plan clients.

(4)

Third quarter of 2014 includes inflows of $10.2 billion and an outflow of $3.4 billion from certain mutual fund clearing services clients. Fourth quarter of 2013 includes inflows of $5.4 billion from certain mutual fund clearing services clients. Fourth quarter of 2013 also includes an outflow of $30.2 billion relating to the planned transfer of a mutual fund clearing services client. Third quarter of 2013 includes inflows of $17.5 billion and an outflow of $2.1 billion from certain mutual fund clearing services clients.

N/M Not meaningful.

	The Charles Schwab Corporation Monthly Activity Report For September 2014

	2013				2014									Change
	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Mo.	Yr.
Market Indices
(at month end)
Dow Jones Industrial Average	15,130	15,546	16,086	16,577	15,699	16,322	16,458	16,581	16,717	16,827	16,563	17,098	17,043	-	13%
Nasdaq Composite	3,771	3,920	4,060	4,177	4,104	4,308	4,199	4,115	4,243	4,408	4,370	4,580	4,493	(2%)	19%
Standard & Poor’s 500	1,682	1,757	1,806	1,848	1,783	1,859	1,872	1,884	1,924	1,960	1,931	2,003	1,972	(2%)	17%
Client Assets
(in billions of dollars)
Beginning Client Assets	2,081.5	2,145.0	2,177.2	2,217.1	2,249.4	2,217.4	2,294.3	2,308.0	2,312.9	2,354.2	2,401.9	2,382.7	2,448.3
Net New Assets (1)	11.7	(19.8)	11.7	9.9	11.9	10.9	11.4	0.3	10.9	11.5	15.9	8.5	10.3	21%	(12%)
Net Market Gains (Losses)	51.8	52.0	28.2	22.4	(43.9)	66.0	2.3	4.6	30.4	36.2	(35.1)	57.1	(54.9)
Total Client Assets (at month end)	2,145.0	2,177.2	2,217.1	2,249.4	2,217.4	2,294.3	2,308.0	2,312.9	2,354.2	2,401.9	2,382.7	2,448.3	2,403.7	(2%)	12%

Receiving Ongoing Advisory Services
(at month end)
Investor Services	145.2	149.5	152.1	155.1	153.0	158.3	159.2	160.6	163.7	176.5	175.1	180.0	177.3	(1%)	22%
Advisor Services (2)	890.9	915.1	932.2	946.3	934.1	966.4	973.5	977.4	995.3	1,014.9	1,007.2	1,035.3	1,015.3	(2%)	14%
Client Accounts
(at month end, in thousands)
Active Brokerage Accounts	9,013	9,032	9,055	9,093	9,119	9,146	9,178	9,217	9,228	9,252	9,269	9,288	9,309	-	3%
Banking Accounts	930	930	922	916	923	928	933	938	944	950	956	964	970	1%	4%
Corporate Retirement Plan Participants	1,297	1,294	1,301	1,305	1,325	1,327	1,338	1,344	1,346	1,344	1,381	1,383	1,405	2%	8%
Client Activity
New Brokerage Accounts (in thousands)	70	81	76	93	90	78	90	95	71	76	78	75	76	1%	9%
Inbound Calls (in thousands)	1,764	2,051	1,803	1,961	2,048	1,846	1,961	1,938	1,691	1,806	1,873	1,768	1,755	(1%)	(1%)
Web Logins (in thousands)	27,871	32,435	30,832	31,751	35,348	33,394	34,200	34,254	32,165	32,768	33,426	32,491	31,098	(4%)	12%
Cash as a Percentage of Client Assets (3)	13.5%	13.2%	13.0%	13.1%	13.2%	12.7%	12.7%	12.4%	12.2%	11.9%	12.1%	11.9%	12.2%	30bp	(130)bp
Mutual Fund and Exchange-traded Fund
Net Buys (Sells) (4, 5, 6)
(in millions of dollars)
Large Capitalization Stock	292	725	929	942	226	(33)	676	95	129	311	773	620	228
Small / Mid Capitalization Stock	319	1,022	227	400	373	(381)	680	(430)	(564)	220	(355)	(639)	(127)
International	1,616	2,746	1,535	1,403	1,782	891	1,028	1,665	1,240	2,137	817	524	166
Specialized	175	711	386	(278)	1,213	1,183	912	609	377	1,690	1,082	373	(24)
Hybrid	243	213	82	301	447	599	107	230	406	201	532	165	-
Taxable Bond	(990)	314	563	(963)	1,256	3,208	1,344	449	1,346	606	92	683	(3,475)
Tax-Free Bond	(391)	(256)	(144)	(354)	464	429	474	246	584	516	277	400	463
Net Buy (Sell) Activity
(in millions of dollars)
Mutual Funds (5)	356	2,842	1,407	(480)	4,838	3,658	3,611	1,312	2,236	3,313	1,804	612	(4,022)
Exchange Traded Funds (6)	908	2,633	2,171	1,930	923	2,237	1,612	1,553	1,284	2,368	1,414	1,514	1,253
Money Market Funds	846	(1,431)	616	3,429	(986)	(318)	(135)	(4,141)	(561)	(1,664)	1,493	1,248	2,224
Average Interest-Earning Assets (7)
(in millions of dollars)	133,723	135,353	135,090	136,046	137,029	136,947	137,625	137,164	136,588	137,328	137,785	139,027	140,115	1%	5%

(1)

September 2014 includes an inflow of $7.8 billion and outflow of $3.4 billion from certain mutual fund clearing services clients. July 2014 includes an inflow of $2.4 billion from a certain mutual fund clearing services client. November and October 2013 include inflows of $2.5 billion and $2.9 billion, respectively, from certain mutual fund clearing services clients. October 2013 also includes an outflow of $30.2 billion relating to the planned transfer of a mutual fund clearing services client. September 2013 includes an inflow of $4.9 billion and outflow of $2.1 billion from certain mutual fund clearing services clients.

(2)	Excludes Retirement Business Services Trust.
(3)	Schwab One®, other cash equivalents, deposits from banking clients and money market fund balances as a percentage of total client assets.
(4)	Beginning in March 2014, amounts include both mutual fund and exchange-traded fund (ETF) transactions. Prior period amounts have been recast to reflect this change.
(5)

Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.

(6)	Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(7)	Represents total interest-earning assets on the Company's balance sheet.

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